SETTLEMENT AGREEMENT AND MUTUAL RELEASE
SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this “Settlement Agreement”), dated April 10, 2018, between VICTORY ENERGY CORPORATION, a Nevada corporation (“Victory”), and VISIONARY PRIVATE EQUITY GROUP I, LP, a Missouri limited partnership (“VPEG”). Victory and VPEG are referred to individually as a “Party” and, collectively, as the “Parties.”
RECITALS
A.As of the date hereof, VPEG holds outstanding debt in Victory, in the aggregate principal amount and accrued interest of $1,410,200 (the “Indebtedness”), pursuant to the Secured Convertible Original Issue Discount Promissory Note, dated August 21, 2017, as amended on October 11, 2017 and January 15, 2018 (the “Note”), and the Loan Agreement, dated August 21, 2017, by and between VPEG and Victory, as amended on October 11, 2017 and January 15, 2018 (the “Loan Agreement” and together with the Note, the “Loan Documents”).
B.Certain disputes have arisen regarding breaches or potential breaches under the transaction documents relating to the Indebtedness and the parties wish to resolve the respective claims without admitting liability therefor, and in order to avoid the uncertainty, expense and burden of litigation.
C.The Parties have negotiated a settlement of their respective claims or potential claims pursuant to which they desire to cancel the Indebtedness in exchange for equity securities of Victory, pursuant to the terms herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound hereby agree as follows:
1.Cancellation of Indebtedness; New Debt Facility.

a.    Cancellation of Indebtedness. Subject to the terms herein and effective only upon the satisfaction by AVV (as defined below) of its covenants contained in Section 3 of the AVV Supplementary Agreement (the “Effective Time”), VPEG shall: (a) release and forever discharge Victory from all of its obligations under the Loan Documents and the Indebtedness including, without limitation, the obligation to repay the principal and accrued interest constituting the Indebtedness and (b) agree terminate the Loan Documents as of such Effective Time. Upon the written request of Victory following the Effective Time, VPEG shall return to Victory the original Note included as part of the Loan Documents marked “CANCELLED” and initialed by VPEG and confirm in writing the termination of the Loan Documents and all obligations thereunder. From the date hereof until the Effective Time, VPEG will forbear in exercising its obligation under the Loan Documents unless Victory breaches this Agreement.

b.    New Debt Facility. Victory has indicated to VPEG that it intends to raise additional capital in a private placement transaction (the “Private Placement”) and that prior to the consummation of the Private Placement it will require a debt facility to satisfy its working capital needs. VPEG has indicated that it would be willing to provide such additional funds to Victory pending the consummation of the Private Placement on the terms specified in the documents attached hereto as Exhibit A (the “New Debt Agreement”). Upon execution of this Settlement Agreement, Victory and VPEG will enter into the New Debt Agreement. For the avoidance of doubt, no obligation or right contained in the New Debt Agreement is released by VPEG hereunder.

2.Issuance of Securities to VPEG. At the Effective Time, Victory shall promptly issue, or cause its transfer agent to issue, as applicable, (a) 1,880,267 shares (the “Shares”) of Victory’s common stock, $0.001 par value per share (the “Common Stock”) or such greater number of Shares as is obtained by dividing the Indebtedness by the price per share paid by investors in the Private Placement, and (b) 1,880,267 five-year warrants to purchase Common Stock at an exercise price of $0.75 per share (or, if lower, the price per share paid by investors in the Private Placement) containing a customary cashless exercise provision in Victory’s standard form (the “Warrants” and together with the Shares, the “Securities”). At the Effective Time, upon issuance of the Securities, such issuance of the Securities will be in consideration and full satisfaction of the Indebtedness, the adequacy of which VEPG hereby acknowledges and accepts.

3.Effectiveness Contingency. This Settlement Agreement is binding on all Parties hereto, provided, however, that this Settlement Agreement shall not become effective unless and until Victory enters into a simultaneously effective supplementary agreement (the “AVV Supplementary Agreement”) with Armacor Victory Ventures, LLC, a Delaware limited liability company (“AVV”), pursuant to which, among other things, AVV agrees to (i) the cancellation of its 800,000 shares of Victory’s Series B Convertible Preferred Stock in exchange for 20,000,000 shares of Common Stock and (ii) make certain covenants, mutually agreeably to the parties therein, relating to Victory’s financing efforts and other matters.

3.    Releases.
a.    Release by VPEG. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, at the Effective Time, VPEG releases and discharges Victory and all of its successor(s), predecessor(s)-in-interest, subsidiaries, related and affiliated companies and entities, and each of the foregoing companies' and entities' respective divisions, officers, directors, shareholders, partners, limited partners, joint ventures, agents, employees, representatives, independent contractors, payroll companies, attorneys, insurers, licensees and assigns, past, present or future (“Released Parties”) from all causes of action of any kind whatsoever, at law or in equity, whether known or unknown relating to the Loan Documents and the Indebtedness, that VPEG and its affiliates has against Released Parties as of the date of this Settlement Agreement.
b.    Release by Victory. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, at the Effective Time, Victory hereby releases and discharges VPEG and all of its Released Parties from all causes of action of any kind whatsoever, at law or in equity, that Victory has against VPEG as of the date of this Settlement Agreement arising out of or relating to the Loan Documents and the Indebtedness.
c.    Release of Unknown Claims. At the Effective Time, the Parties will be deemed to have expressly waived and assumed the risk of any and all claims for damages which exist as of the date of this Settlement Agreement, but they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect its decision to enter into this Settlement Agreement.
4.     Waiver of Suit. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree at the Effective Time to waive, release, promise and agree not to bring or pursue any judicial, quasi-judicial or administrative action against any of the other Parties for any reason whatsoever arising out any matter released hereunder up to and including the date of this Settlement Agreement, including, without limitation, any claim released by this Settlement Agreement. Each Party further acknowledges and agrees that it has not already filed or otherwise commenced any such action.
5.    Representations and Warranties.
a.    VPEG represents that it has the requisite power to enter into this Settlement Agreement and to carry out its obligations hereunder and that the terms of this Settlement Agreement have been fully disclosed to its general partner or similar governing body and that the requisite approvals have been obtained, prior to its execution.
b.    Victory represents that it has the requisite power to enter into this Settlement Agreement and to carry out its obligations hereunder and that the terms of this Settlement Agreement have been fully disclosed to its Directors, and that the requisite approvals have been obtained, prior to its execution.
c.    Each Party represents that this Settlement Agreement has been duly executed and delivered and constitutes a valid and binding obligation enforceable in accordance with its terms.
d.    VPEG represents that it understands that none of the Securities being issued hereby have been registered under the Securities Act or under the “blue sky” or similar laws of any jurisdiction, that the Securities will be “restricted securities” within the meaning of Rule 144 under the Securities Act and will bear a restrictive legend accordingly, and that the Securities may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or if an exemption from registration is available. VPEG understands that its acquisition of the Securities involves a high degree of risk and that it may lose its entire investment in the Securities. VPEG is a sophisticated party that has the ability to protect its own interests and conduct its own due diligence without being provided a private placement memorandum or similar disclosure document. VPEG is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.
7.    Entire Agreement. This Settlement Agreement and the exhibits hereto constitute the entire, exclusive and final agreement among the Parties and supersedes any and all prior agreements, discussions, representations and warranties among the Parties with respect to the matters set forth herein. The Parties have not relied upon any statements or representations made by any Party outside the content of this Settlement Agreement.
8.    Choice of Law and Jurisdiction. The laws of the State of Texas shall apply to and control any interpretation, construction, performance or enforcement of this Settlement Agreement. The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Settlement Agreement shall be the State or Federal courts located in Travis County, Texas and the Parties hereby waive any challenge to personal jurisdiction or venue in that court.
9.    Counterparts. This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
10.    Severability. If any provision of this Settlement Agreement is determined to be unlawful or otherwise unenforceable, the remaining provisions of this Settlement Agreement shall nevertheless continue in full force and effect.
11.    Parties in Interest; Assignment. This Settlement Agreement is binding upon the Parties and their respective successors, heirs, legal representatives and permitted assigns.
12.    No Admission of Liability or Wrongdoing. This Settlement Agreement and the negotiations and discussions leading up to this Settlement Agreement effect the settlement of claims which are denied and contested, and do not constitute, nor shall they be construed as, an admission of liability by the Parties. This Settlement Agreement is made solely for the purpose of avoiding the burden and expense of litigation, which would be imposed on the Parties if the disputes between them remained unsettled. This Settlement Agreement does not constitute an admission by any of the Parties hereto that they have engaged in any unlawful act. Each of the Parties hereto expressly deny that they have engaged in any unlawful act and deny liability for all claims any other Party had, has, or may have against them.
13.    Construction. This Settlement Agreement shall not be construed against the Party preparing it, but shall be construed as if the Parties collectively prepared it and any uncertainty or ambiguity shall not be interpreted against any Party.
14.    Modifications; Waiver. This Settlement Agreement may not be modified orally. No breach of any provision hereof may be waived unless in writing. Waiver of any breach shall not be deemed to be a waiver of any other breach of the same or of any other provision hereof. All modifications to this Settlement Agreement must be in writing and signed by the Parties to be charged.
15.    No Assignments.
a.     Victory hereby represents and warrants that there has been no assignment or transfer whatsoever of any of the claims released herein. Victory agrees to defend and indemnify VPEG and the other persons and entities released herein against any claim based upon, arising out of or in connection with any such assignment or transfer.
b.     VPEG hereby represents and warrants that there has been no assignment or transfer whatsoever of any of the claims to be released herein. VPEG agrees to defend and indemnify Victory and the other persons and entities to be released herein against any claim based upon, arising out of or in connection with any such assignment or transfer.
16.    Attorneys’ Fees. If any action is brought for the enforcement of this Settlement Agreement or in connection with any dispute arising out of it or the claims which are the subject of this Settlement Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and any other costs incurred in such litigation in addition to any other relief to which the prevailing Party may be entitled.
17.    Advice of Counsel. Each Party to this Settlement Agreement has had the opportunity to discuss the matter with legal counsel, and enters into this Settlement Agreement only after such consultation.
18.     Waiver of Jury Trial. EACH PARTY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SETTLEMENT AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
19.    Notices. All notices and other communications hereunder shall be in writing to the Parties at the addresses specified on the signature pages hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be duly executed and delivered as of the date set forth above.

VICTORY ENERGY CORPORATION

By:     /s/ Kenny Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Address:    3355 Bee Caves Road
Suite 608
Austin, TX 78746

VISIONARY PRIVATE EQUITY GROUP I, LP
BY: VISIONARY PE GP I, LLC,
its General Partner

By:     /s/ Ronald Zamber
Name: Ronald Zamber
Title: Senior Managing Director

Address:    1520 South Fifth Street
Suite 308
St. Charles, MO 63303